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                                                                    EXHIBIT 10.1


                                Option Agreement

                                     between

                            Harken Energy Corporation

                                       and

                        The Liverpool Limited Partnership

                                       and

                            Elliott International LP


                                13 February 2003

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This Option Agreement is entered into this 13th day of February 2003 between:

     (1) HARKEN ENERGY CORPORATION ("HEC") of 580 WestLake Park Boulevard, Suite 600, Houston, Texas 77079, United States of America;

     (2) The Liverpool Limited Partnership ("Liverpool") of 41 Cedar Avenue, Cedar House, Hamilton HM12, Bermuda; and

     (3) Elliott International LP ("International") of c/o HSBC Financial Services (Cayman) Ltd., P.O. Box 1109, Mary Street, Grand Cayman, Cayman Islands.

WHEREAS

     (a) The Funds hold in aggregate $8.57 million nominal of Harken Energy Corporation 5% Senior Convertible Notes due 2003 (the "2003 Notes"); and

     (b) The Funds have agreed to exchange $2 million nominal of the 2003 Notes for $1.6 million nominal of Harken Energy Corporation 7% Senior Convertible Notes due 2006, Series A, with principal terms as set out in the memorandum of understanding executed by HEC and Elliott dated 16 January 2003;

NOW, for full and valuable consideration which the parties hereto acknowledge, HEC and the Funds agree as follows:

1 Definitions

          In this Agreement, unless the context otherwise requires, the following expressions have the following meanings:

          (A) "business day" means each Monday, Tuesday, Wednesday, Thursday, and Friday which is a day on which banking institutions in the City of New York, Houston Texas, and London England are not obligated or authorized by law, regulation or executive order to close.

          (B) "the Call Options" means the options granted in accordance with
          Section 2

          (C) "the Call Option Period" means the period beginning on the date hereof and ending on 30 April 2003

          (D) "Elliott" means Elliott Advisors (UK) Limited

          (E) "the Funds" means Liverpool and International

          (F) "the Option Price" means the price, payable in cash, of 60% of nominal value of the 2003 Notes to be purchased by HEC pursuant to the Put Options or Call Options, plus accrued and unpaid interest up to the date of payment of the Option Price for such Notes to the Funds

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          (G) "the Put Options" means the options granted in accordance with
          Section 3

          (H) "the Put Option Period" means the period beginning on 1 May 2003 and ending on 31 May 2003

2 Grant and Exercise of the Call Options

          (A) In consideration of these presents, Liverpool and International hereby grant to HEC the right and option during the Call Option Period to purchase from them, and each Fund shall be obliged to sell, up to $2.95 million and up to $3.62 million nominal of 2003 Notes respectively at the Option Price on the terms of this Agreement.

          (B) Notice of exercise of the Call Options may be given at any time and from time to time to the Funds during the Call Option Period in respect of any multiple of $100,000 in aggregate principal amount of 2003 Notes. Such notice shall be given in writing specifying a date for completion which date shall be not more than 5 business days nor less than 3 business days after the date of service of the notice. If HEC exercises any Call Option, 44.91 percent of the 2003 Notes underlying such Call Option must be purchased from Liverpool and the remainder from International.

3 Grant and Exercise of the Put Options

          (A) In consideration of these presents, HEC grants to the Funds the right and option to sell to HEC, and HEC shall be obliged to purchase from the Funds, at the Option Price such nominal amount of 2003 Notes which shall equal, when aggregated with the 2003 Notes purchased by HEC from the Funds pursuant to the Call Options by the end of the Call Option Period, $3.3 million nominal of 2003 Notes.

          (B) The Put Options may only be exercised if the Company receives $10,000,000 in gross proceeds pursuant to the consummation of the transactions contemplated by the Rights Offering and the Standby Purchase Agreement between the Company and Lyford Investments Enterprises Ltd. dated September 6, 2002, as amended, before the date of exercise of the Put Options.

          (C) Notice of the exercise of the Put Options may be given by the Funds at any time and from time to time to HEC during the Put Option Period in respect of any multiples of $100,000 of 2003 Notes. Such notice shall be in writing specify a date for completion which date shall be not more than 5 business days nor fewer than 3 business days after the date of service of the notice.

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4 Undertakings by HEC

          HEC hereby undertakes with the Funds it will use its best efforts to complete the Rights Offering and the transactions contemplated in the Standby Purchase Agreement by 30 April 2003.

5 Non- Assignability

          The Put Options and the Call Options may not be assigned in whole or in part.

6 Notices

          Any notice to be given by HEC hereunder shall be deemed served if faxed to Elliott at facsimile number 44 (0)20 7577 3737 with a telephone confirmation from Elliott of receipt or if delivered to Elliott at 4th Floor, 33 King Street, London SW1Y 6RE. Any notice to be given by the Funds hereunder shall be given by Elliott and shall be deemed served if faxed to HEC at facsimile number 001 281 504 4100 (Attention A. Wayne Hennecke, Senior Vice President-Finance and Secretary) with a telephone confirmation from HEC of receipt or if delivered to HEC at its address set out in this Agreement.

7 Counterparts

          This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Either party may enter into this Agreement by executing any such counterpart.

8 Choice of law / Arbitration

          With respect to any matters under this Agreement that are governed by state law, but excluding the next paragraph of this Section 8, which shall be governed by the United States Federal Arbitration Act, the parties agree that this Agreement shall be construed and governed by the laws of the State of New York.

          Any dispute between the Funds and HEC as to a violation or alleged violation of any provision of this Agreement shall be resolved by final and binding arbitration, which arbitration shall be conducted in accordance with the rules of the American Arbitration Association insofar as said rules are not in conflict with the provisions of this Agreement, with such arbitration hearing to be conducted in New York. The arbitration provisions of this Paragraph shall be governed by the United States Federal Arbitration Act. THE PARTIES UNDERSTAND AND AGREE THAT THIS SECTION CONSTITUTES A WAIVER OF THEIR RIGHT TO A TRIAL BY JURY OF ANY CLAIMS OR CONTROVERSIES COVERED BY THIS AGREEMENT, AND THAT NONE OF THOSE CLAIMS OR CONTROVERSIES SHALL BE RESOLVED BY A JURY TRIAL.

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          The arbitration provided for in this Agreement shall be final and binding and enforceable in any court of competent jurisdiction, and such arbitration shall be the sole method of resolving disputes between the parties with respect hereto.

10.  Miscellaneous

          Any facsimile signature of any person on a document required or permitted pursuant to this Agreement shall constitute a legal, valid and binding execution thereof by such person.

IN WITNESS whereof, this Agreement has been entered into as of the day and year first above written.


HARKEN ENERGY CORPORATION

By:      /s/ Bruce N. Huff, President and Chief Operating Officer
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LIVERPOOL LIMITED PARTNERSHIP

By:      /s/ Elliot Greenberg, Vice President
   --------------------------------------------------------------


ELLIOTT INTERNATIONAL LP

By:      /s/ Elliot Greenberg, Vice President
   --------------------------------------------------------------




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